UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Soliciting Material Pursuant to §240.14a-12

Sun Microsystems, Inc.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Filed by Sun Microsystems, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Sun Microsystems, Inc.

Commission File No.: 000-15086

SUN PARTNER LETTER

On April 20, 2009, Oracle announced a definitive agreement to acquire Sun Microsystems. The proposed transaction is subject to Sun stockholder approval, certain regulatory approvals and customary closing conditions. Until the deal closes, each company will continue to operate independently and it is business as usual.

This proposed acquisition will combine best-in-class enterprise software and mission-critical computing systems. Oracle plans to engineer and deliver an integrated system – applications to disk – where all pieces fit and work together so customers do not have to do it themselves. Customers are expected to benefit as their systems integration costs go down while system performance, reliability, and security go up.

Sun’s core innovations such as Java, Solaris and SPARC are some of the computer industry’s best known brands and most widely deployed technologies. Oracle Fusion Middleware is built on top of Java and we believe that following the acquisition Oracle will be able to ensure continued innovation and investment in Java technology for the benefit of customers and the Java community.

The Solaris operating system and SPARC servers are the leading platform for the Oracle database. With the proposed acquisition of Sun, we believe Oracle will be able to optimize the Oracle database for some of the unique and innovative features of Solaris. Like Sun, Oracle supports many platforms and also remains committed to Linux and other open platforms and will continue to support and enhance its strong industry partnerships.

After the closing, Oracle and Sun partners are expected to benefit by working with a single vendor to address customer needs for enterprise systems with complementary solutions that provide an opportunity to increase business value and drive down the total cost of ownership through an integrated, standards-based enterprise product stack.

We are dedicated to maintaining and increasing the level of innovation, support and service you have come to expect from Oracle and Sun. To learn more about the acquisition please visit Sun.com/Oracle.

Sincerely,

Peter Ryan

Executive Vice President of Global Sales and Services

Sun Microsystems, Inc.

Additional Information and Where to Find It

Sun plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed merger with Soda Acquisition Corporation, pursuant to which Sun would be acquired by Oracle Corporation (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Sun through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Sun by contacting Investor Relations by telephone at (800) 801-7869 (within the U.S.) or (408) 404-8427 (outside the U.S.), or by mail at Sun Microsystems, Inc., Investor Relations, Mail Stop UMPK14-336, 4150 Network Circle, Santa Clara, California 95054, USA.

Sun and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Sun in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Sun’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on September 24, 2008. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Sun by contacting Investor Relations by telephone at (800) 801-7869 (within the U.S.) or (408) 404-8427 (outside the U.S.), or by mail at Sun Microsystems, Inc., Mail Stop UMPK14-336, 4150 Network Circle, Santa Clara, California 95054, USA, or by going to Sun’s Investor Relations page on its corporate web site at www.sun.com.

Note on Forward-Looking Statements

This partner letter contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected benefits to our partners, the combined companies’ plans following, and the expected closing of, the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, the ability of Oracle Corporation to successfully integrate Sun’s operations and employees, the ability to realize anticipated synergies and cost savings of the proposed Merger, and such other risks as identified in Sun’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, and Sun’s most recent Quarterly Reports on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Sun assumes no obligation to update any forward-looking statement contained in this partner letter.